Exhibit 3.3.61

CERTIFICATE OF INCORPORATION

OF

LOEWS MEADOWLAND CINEMAS, INC.

THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the New Jersey Business Corporation Act, hereby certifies as follows:

FIRST: The name of the corporation is:

LOEWS MEADOWLAND CINEMAS, INC.

SECOND: Its initial registered office is to be located at 15 Exchange Place, Jersey City, New Jersey 07302. The name of its initial registered agent at that address is United States Corporation Company.

THIRD: The purposes of the corporation is to engage in any activity within the purposes for which a corporation may be organized under the New Jersey Business Corporation Act.

FOURTH: The aggregate number of shares which the corporation is authorized to issue is Five Hundred (500) shares having a par value of One ($1.00) Dollar per share.

FIFTH: The name and address of the incorporator is:

Mildred Daniels

666 Fifth Avenue

New York, N. Y. 10103

SIXTH: The number of directors constituting the first board is (3) and the names and addresses of the persons who are to serve as such directors are:

Mildred Daniels

666 Fifth Avenue

New York, N. Y. 10103

Marie Moore

666 Fifth Avenue

New York, N. Y. 10103

Carol Dok_orski

666 Fifth Avenue

New York, N. Y. 10103

IN WITNESS WHEREOF, I have hereunto set my hand and seal the 13th day of October, 1981,

/s/ MILDRED DANIELS (L.S.)
Mildred Daniels

New Jersey Department of State

Division of Commercial Recording

Certificate of Amendment to the

Certificate of Incorporation

(For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General of New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is: Loews Meadowland Cinemas, Inc.

2. In accordance with Section 14A:14-24 of the General Corporation Law of New Jersey, this Amendment of the Articles of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40546, confirmed and approved on March 1, 2002

3. Article Four of the Certificate of Incorporation shall be amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

Dated this 21 day of March, 2002

BY:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President